FIRST AMENDMENT TO
                       CONNECTICUT NATURAL GAS CORPORATION
                            DEFERRED COMPENSATION PLAN


        This Amendment made this 1st day of March, 1999, by Connecticut Natural Gas Corporation ("CNG"), for the purpose of amending its Deferred Compensation Plan (the "Plan");

                               W I T N E S S E T H:

        WHEREAS, by written Plan instrument dated February 26, 1999, CNG adopted an amended and restated Deferred Compensation Plan; and

        WHEREAS, CNG wishes to amend the Plan in the particulars set forth below; and

        WHEREAS, CNG reserved the right to amend the Plan;

        NOW, THEREFORE, CNG hereby amends the Plan as follows:

        1.   The following new Section 5.6 is added to the Plan:

             "5.6 In the event that contributions are made to the Trustee of a "rabbi trust" established in conjunction with this Plan, and if such contributions are utilized to purchase shares of CTG common stock (or its successor) in order to pattern a Participant's "Account B" ledger, then notwithstanding the foregoing provisions of this Article V, the Account B of the Participant shall increase or decrease based upon the performance of said shares held in said trust; and dividends on such shares shall be deemed to be utilized to purchase additional shares thereof. However, the Participant shall not thereby acquire any right, title or interest in any such assets. No Participant shall be entitled to any voting rights with respect to any shares of CTG common stock credited to his Account. The Accounts established under this Plan shall be hypothetical in nature and shall be maintained for bookkeeping purposes only. Neither the Plan nor any of the Accounts established under the Plan shall actually hold any actual funds or assets."

        2. Except as hereinabove modified and amended, the Plan shall remain in full force and effect.

        IN WITNESS WHEREOF, CNG hereby executes this Amendment on the day and year first above written.


                                 CONNECTICUT NATURAL GAS
                                 CORPORATION

                                   S/ Jean S. McCarthy
                                 By
                                   Its
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